UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report: February 11, 2015
(Date of earliest event reported)

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NAUTILUS, INC.
(Exact name of registrant as specified in its charter)

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Washington	001-31321	94-3002667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
17750 S.E. 6th Way
Vancouver, Washington 98683
(Address of principal executive offices and zip code)
(360) 859-2900
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NAUTILUS, INC.
FORM 8-K

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In a meeting held on February 11, 2015, the Compensation Committee of the Board of Directors of Nautilus, Inc. (the “Company”) established award eligibility and fixed annual performance targets for the below-named officers under the Company’s short-term incentive program. The Company’s short-term incentive program focuses on achievement of certain annual financial goals for operating income and revenue growth, as well as successful execution of key strategic initiatives and achievement of personal performance goals established for the evaluation period.

Under the short-term incentive program, individual plan participants are eligible to receive incentive compensation based on a target percentage of their base salary. The amount payable is determined based upon the weighted average percentage achievement of the financial, strategic and personal performance goals established for the annual plan period. Achievement below 100% of goal on a combined basis results in payout of less than the target award, and achievement of greater than 100% of goal on a combined basis results in a payout of greater than the target award. The Company must achieve its operating income and revenue growth goals at the 30% and 50% levels, respectively, for any payout to be available, with a maximum award of 150% of target if the goals are exceeded. The target award amount applicable to each of our named executive officers is set forth in the table below:

Officer	Title	Target Award Amount (% of base salary)
Bruce M. Cazenave	Chief Executive Officer	100%
William B. McMahon	Chief Operating Officer	75%
Sidharth Nayar	Chief Financial Officer	50%
Wayne M. Bolio	SVP, Law & Human Resources, General Counsel	50%
Robert O. Murdock	VP, General Manager Direct	50%
Jeffrey L. Collins	VP, Retail Sales	50%

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAUTILUS, INC.
(Registrant)

February 18, 2015	By:	/s/ Wayne M. Bolio
(Date)		Wayne M. Bolio
SVP, Law & Human Resources, General Counsel